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                                                                    Exhibit 25.1
                                           to Registration Statement on Form S-4

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM T-1

                                   ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2) __


                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)


               Massachusetts                                04-1867445
   (Jurisdiction of incorporation or                     (I.R.S. Employer
 organization if not a U.S. national bank)             Identification No.)

         225 Franklin Street, Boston, Massachusetts        02110
       (Address of principal executive offices)         (Zip Code)

       John R. Towers, Esq. Executive Vice President and General Counsel
               225 Franklin Street, Boston, Massachusetts  02110
                                 (617) 654-3253
           (Name, address and telephone number of agent for service)

                                RBX CORPORATION
              (Exact name of obligor as specified in its charter)

             DELAWARE                                  94-3231901
 (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                  Identification No.)


                             5221 VALLEY PARK DRIVE
                               ROANOKE, VA 24019
              (Address of principal executive offices)  (Zip Code)

                   SERIES B 12% SENIOR SECURED NOTES DUE 2003

                        (Title of indenture securities)





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                                    GENERAL

    ITEM 1.  GENERAL INFORMATION.

             FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

             (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                     Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston,
                     Massachusetts.

                     Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

             (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                     Trustee is authorized to exercise corporate trust powers.

    ITEM 2.  AFFILIATIONS WITH OBLIGOR.

             IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                     The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

                     (See note on page 2.)

    ITEM 3. THROUGH ITEM 15.  NOT APPLICABLE.

    ITEM 16.  LIST OF EXHIBITS.

             LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

             1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

                     A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

             2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

                     A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as
                     Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

             3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

                     A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

             4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                     A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
                     Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.





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             5.   A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE
             OBLIGOR IS IN DEFAULT.

                     Not applicable.

             6. THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY SECTION 321(B) OF THE ACT.

                     The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

             7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                     Exhibit 7 and made a part hereof.


                                     NOTES

             In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

             The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                   SIGNATURE


             Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford and The State of Connecticut, on the 31ST OF MARCH 1998

                               STATE STREET BANK AND TRUST COMPANY


                               By:     /s/ Michael M. Hopkins
                                  ----------------------------------------
                                    NAME:  MICHAEL M. HOPKINS
                                    TITLE: VICE PRESIDENT






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                                   EXHIBIT 6


                             CONSENT OF THE TRUSTEE


    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by RBX CORPORATION of its SERIES B 12% SENIOR SECURED NOTES DUE 2003, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                      STATE STREET BANK AND TRUST COMPANY


                                      By:     /s/ Michael M. Hopkins
                                         -------------------------------------
                                         NAME:  MICHAEL M. HOPKINS
                                         TITLE: VICE PRESIDENT

DATED:  MARCH 31, 1998





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                                   EXHIBIT 7


Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                                                               Thousands of
    ASSETS                                                                                                     Dollars
    Cash and balances due from depository institutions:
             Noninterest-bearing balances and currency and coin ........................................          1,380,475
             Interest-bearing balances .................................................................          8,821,855
    Securities..........................................................................................         10,461,989
    Federal funds sold and securities purchased
             under agreements to resell in domestic offices
             of the bank and its Edge subsidiary .......................................................          6,085,138
    Loans and lease financing receivables:
             Loans and leases, net of unearned income ..................................................          5,597,831
             Allowance for loan and lease losses .......................................................             79,416
             Allocated transfer risk reserve............................................................                  0
             Loans and leases, net of unearned income and allowances ...................................          5,518,415
    Assets held in trading accounts ....................................................................            917,895
    Premises and fixed assets ..........................................................................            390,028
    Other real estate owned ............................................................................                779
    Investments in unconsolidated subsidiaries .........................................................             34,278
    Customers' liability to this bank on acceptances outstanding .......................................             83,470
    Intangible assets...................................................................................            227,659
    Other assets........................................................................................          1,969,514
                                                                                                             --------------

    Total assets........................................................................................         35,891,495
                                                                                                             ==============

    LIABILITIES

    Deposits:
             In domestic offices .......................................................................          8,095,559
                     Noninterest-bearing ...............................................................          5,962,025
                     Interest-bearing ..................................................................          2,133,534
             In foreign offices and Edge subsidiary ....................................................         14,399,173
                     Noninterest-bearing ...............................................................             86,798
                     Interest-bearing ..................................................................         14,312,375
    Federal funds purchased and securities sold under
             agreements to repurchase in domestic offices of
             the bank and of its Edge subsidiary .......................................................          7,660,881
    Demand notes issued to the U.S. Treasury and Trading Liabilities ...................................          1,107,552
    Other borrowed money ...............................................................................            589,733
    Subordinated notes and debentures ..................................................................                  0
    Bank's liability on acceptances executed and outstanding ...........................................             85,600
    Other liabilities ..................................................................................          1,830,593

    Total liabilities ..................................................................................         33,769,091
                                                                                                             --------------

    EQUITY CAPITAL
    Perpetual preferred stock and related surplus.......................................................                  0
    Common stock .......................................................................................             29,931
    Surplus ............................................................................................            437,183
    Undivided profits and capital reserves/Net unrealized holding gains (losses) .......................          1,660,158
    Cumulative foreign currency translation adjustments  ...............................................             (4,868)
    Total equity capital ...............................................................................          2,122,404
                                                                                                             --------------

    Total liabilities and equity capital ...............................................................         35,891,495





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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                        Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                        David A. Spina
                                        Marshall N. Carter
                                        Truman S. Casner





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